STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A LIMITED LIABILITY COMPANY TO A
LIMITED PARTNERSHIP PURSUANT TO
SECTION 17-217 OF THE LIMITED PARTNERSHIP ACT
1.)   The jurisdiction where Energea Portfolio 2 LLC (the "Limited Liability Company") was first formed is Delaware.
2.)   The jurisdiction of the Limited Liability Company immediately prior to filing this Certificate of Conversion is Delaware.
3.)   The date the Limited Liability Company was first formed is January 13, 2020.
4.)   The name of the Limited Liability Company immediately prior to filing this Certificate of Conversion is Energea Portfolio 2 LLC.
5.)   The name of the Limited Partnership as set forth in the Certificate of Limited Partnership is Energea Portfolio 2 LP.
IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 3rd day of June, A.D. 2025.
Energea Global LLC, its General Partner

By:
                                                                        Name: Michael Silvestrini
Title: Managing Partner

STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP
•      The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:
•      First: The name of the limited partnership is Energea Portfolio 2 LP.
•      Second: The address of its registered office in the State of Delaware is
1013 Centre Road Suite 403-A in the city of Wilmington, County of New Castle,
Zip Code 19805.
•The name of the Registered Agent at such address is American Incorporators Ltd.
•      Third: The name and mailing address of each general partner is as follows:
Energea Global LLC
52 Main Street Chester, CT 06412

•      In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership as of 3rd day of June, A.D. 2025.
Energea Global LLC

By:
Name:_Michael Silvestrini
Title: Managing Partner